                                                                  EXHIBIT 99(M1)


                           AMENDED DISTRIBUTION PLAN
                  RELATING TO THE UBS INVESTMENT FUNDS SHARES
                              OF THE BRINSON FUNDS


The following Distribution Plan (the "Plan") has been adopted pursuant to Rule 12b-1 under the Investment Company Act of 1940 (the "Act") by The Brinson Funds (the "Trust") for the UBS Investment Funds class of shares (each individually a "Class" and collectively the "Classes") of each of the Global Fund series, Global Equity Fund series, Global Bond Fund series, U.S. Balanced Fund series, U.S. Equity Fund series, U.S. Bond Fund series, Non-U.S. Equity Fund series and U.S. Large Capitalization Equity Fund series (individually a "Fund" or collectively the "Funds"), for the use of the UBS Investment Funds class of shares of a Fund and any UBS Investment Funds class of shares of separate series of the Trust hereinafter organized. The Plan has been approved by a majority of the Board of Trustees of the Trust (the "Board of Trustees"), including a majority of the Trustees who are not interested persons of the Trust and who have no direct, or indirect financial interest in the operation of the Plan or in any agreement related to the Plan (the "non-interested Trustees"), cast in person at a meeting called for the purpose of voting on such Plan.

In reviewing the Plan, the Board of Trustees determined that adoption of the Plan would be prudent and in the best interests of each Fund and its shareholders. Such approval included a determination that in the exercise of its reasonable business judgment and in light of its fiduciary duties, there is a reasonable likelihood that the Plan will benefit the Fund and its shareholders.

The provisions of the Plan are:

     1. (a) Each Class shall reimburse Brinson Partners, Inc. (the "Manager"), Funds Distributor, Inc. (the "Distributor") or others for all expenses incurred by such parties in the promotion and distribution of the shares of the Class, including but not limited to, the printing of prospectuses and reports used for sales purposes, expenses of preparing and distributing sales literature and advertisements and other distribution-related expenses, as well as any payments to securities dealers or others for assistance in selling shares of the Class in accordance with a selling agreement with the Trust on behalf of a Fund's Class or the Distributor, which form of agreement has been approved from time to time by the Trustees, including the non-interested Trustees. The maximum aggregate amount which may be reimbursed by a Class to such parties in accordance with this paragraph shall be 0.65 % per annum of the average daily net assets of the Class. The parties hereto may, however, agree from time to time to limit the reimbursement called for by this paragraph to amounts less than 0.65 % with respect to a Fund. The current agreement between the parties for maximum reimbursement with respect to each Fund is attached hereto as Schedule A, which schedule may be amended from time to time by the parties hereto.

          (b) In addition to the amounts described in (a) above, the Fund shall pay (i) to the Distributor for payment to dealers or others, or (ii) directly to others, an amount not to exceed 0.25% per annum of the Class' average daily net assets represented by shares of the Class from time to time, as a service fee. The monies to be paid pursuant to this paragraph l(b) shall be used to pay dealers or others for, among other things, furnishing personal services and maintaining shareholder accounts, which services include, among other things, assisting in establishing and maintaining customer accounts and records; assisting with purchase and redemption requests; arranging for bank wires; monitoring dividend payments from the Fund on behalf of customers; forwarding certain shareholder communications from the Fund to customers; receiving and answering correspondence; and aiding in maintaining the investment of their respective customers in the Class. Any amounts paid under this paragraph l(b) shall be paid pursuant to a servicing or other agreement, which form of agreement has been approved from time to time by the Trustees, including a majority of the non-interested Trustees.

     2. All payments in connection with this Plan shall be made quarterly by each Class to the appropriate parties, or more or less frequently upon mutual agreement of the parties.

     3. The Manager and the Distributor shall collect and monitor the documentation of payments made under paragraph 1 above, and shall furnish to the Board of Trustees of the Trust, for its review, on a quarterly basis, a written report of the monies reimbursed to the Manager, the Distributor and others under the Plan as to a Fund's Class, and shall furnish the Board of Trustees of the Trust with such other information as the Board may reasonably request in connection with the payments made under the Plan as to a Fund's Class in order to enable the Board to make an informed determination of whether the Plan should be continued for each Class.

     4. The Plan shall continue in effect for each Class for a period of more than one year only so long as such continuance is specifically approved at least annually by the Trust's Board of Trustees, including the non-interested Trustees, cast in person at a meeting called for the purpose of voting on the Plan.

     5. The Plan, or any agreements entered into pursuant to this Plan, may be terminated at any time, without penalty, by vote of a majority of the outstanding voting securities of a Class with respect to that Class, or by vote of a majority of the non-interested Trustees, on not more than sixty (60) days' written notice, and shall terminate automatically in the event of any act that constitutes an assignment of the management agreement between the Trust on behalf of the relevant series of the Trust and the Manager.

     6. The Plan and any agreements entered into pursuant to this Plan may not be amended to increase materially the amount to be spent by a Class for distribution pursuant to Paragraph 1 hereof without approval by a majority of the Class' outstanding voting securities.

     7. All material amendments to the Plan, or any agreements entered into pursuant to this Plan, shall be approved by the non-interested Trustees cast in person at a meeting called for the purpose of voting on any such amendment.

     8. So long as the Plan is in effect, the selection and nomination of the Trust's non-interested Trustees shall be committed to the discretion of such non-interested Trustees.

                                  SCHEDULE A*

The Brinson Funds (the "Trust"), Brinson Partners, Inc. (the "Manager") and Funds Distributor, Inc. (the "Distributor") hereby agree that the maximum amount which the Manager or the Distributor shall seek reimbursement for in accordance with the Rule 12b-1 Plan relating to the UBS Investment Funds class of shares of the Trust, is as follows:


     FUND                                                        AMOUNT
     ----                                                        ------

     UBS Investment Fund - Global                                0.40%
     UBS Investment Fund - Global Equity                         0.51%
     UBS Investment Fund - Global Bond                           0.24%
     UBS Investment Fund - U.S. Balanced                         0.25%
     UBS Investment Fund - U.S. Equity                           0.27%
     UBS Investment Fund - U.S. Large Capitalization Equity      0.27%
     UBS Investment Fund - U.S. Bond                             0.22%
     UBS Investment Fund - Non-U.S. Equity                       0.59%


                                    THE BRINSON FUNDS


                                    /s/Carolyn M. Burke
                                    ---------------------------------------
                                    Carolyn M. Burke
                                    Secretary


                                    BRINSON PARTNERS, INC.


                                    /s/ E. Thomas McFarlan
                                    ---------------------------------------
                                    E. Thomas McFarlan
                                    President


                                    FUNDS DISTRIBUTOR, INC.


                                    /s/Marie E. Connolly
                                    ---------------------------------------
                                    Marie E. Connolly
                                    President and Chief Executive Officer


* As approved February 21, 1995 and Amended/Revised on November 26, 1995, July 28, 1995, August 26, 1996, February 24, 1997, November 24, 1997 and August 24, 1998

                                  SCHEDULE A*

The Brinson Funds (the "Trust"), Brinson Partners, Inc. (the "Manager") and Funds Distributor, Inc. (the "Distributor") hereby agree that the maximum amount which the Manager or the Distributor shall seek reimbursement for in accordance with the Rule 12b-1 Plan relating to the UBS Investment Funds class of shares of the Trust, is as follows:

     FUND                                                        AMOUNT
     ----                                                        ------

     UBS Investment Fund - Global                                0.40%
     UBS Investment Fund - Global Equity                         0.51%
     UBS Investment Fund - Global Bond                           0.24%
     UBS Investment Fund - U.S. Balanced                         0.25%
     UBS Investment Fund - U.S. Equity                           0.27%
     UBS Investment Fund - U.S. Bond                             0.22%
     UBS Investment Fund - Global (ex-U.S.) Equity               0.59%
     UBS Investment Fund - U.S. Large Capitalization Equity      0.27%
     UBS Investment Fund - U.S. Large Capitalization Growth      0.52%
     UBS Investment Fund - U.S. Small Capitalization Growth      0.52%
     UBS Investment Fund - High Yield Bond                       0.60%
     UBS Investment Fund - Emerging Markets Equity               0.60%
     UBS Investment Fund - Emerging Markets Debt                 0.50%


                                    THE BRINSON FUNDS


                                    /s/E. Thomas McFarlan
                                    ----------------------------------------
                                    E. Thomas McFarlan
                                    President

                                    BRINSON PARTNERS, INC.


                                    /s/E. Thomas McFarlan
                                    ----------------------------------------
                                    E. Thomas McFarlan
                                    Managing Director

                                    FUNDS DISTRIBUTOR, INC.


                                    /s/Margaret W. Chambers
                                    ----------------------------------------
                                    Margaret W. Chambers
                                    Senior Vice President and General Counsel


* As approved February 21, 1995 and Amended/Revised on November 26, 1995, July 28, 1995, August 26, 1996, February 24, 1997, November 24, 1997, December
    10, 1998